================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): February 2, 2004 (November 18,
                                                  2003 and November 26, 2003)

                        RETURN ON INVESTMENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                     033-36198                   22-3038309
(State of Incorporation)       (Commission File Number)         (IRS Employer
                                                             Identification No.)

                             1825 BARRETT LAKES BLVD
                                    SUITE 260
                             KENNESAW, GEORGIA 30144
                    (Address of principal executive offices)

                                 (770) 517-4750
              (Registrant's telephone number, including area code)

================================================================================

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On November 18, 2003, Return on Investment Corporation, a Delaware corporation (the "Registrant" or "ROI"), and BBN Acquisition, Inc., a North Carolina corporation ("BBN"), consummated a merger (the "Merger"), whereby BBN was merged with and into Tectonic Solution, Inc., a Georgia corporation and a wholly-owned subsidiary of the Registrant ("Tectonic"), pursuant to an Agreement and Plan of Merger, dated as of October 29, 2003. Tectonic has survived the Merger as a wholly-owned subsidiary of the Registrant.

     On November 26, 2003, the Registrant and Construction Yellow Pages, LLC, a Michigan limited liability company ("CYP"), consummated the transactions contemplated by the Asset Purchase Agreement, dated as of October 29, 2003 (the "Asset Purchase"), whereby Tectonic purchased substantially all the operating assets of CYP.

     As indicated in more detail in Item 7, this Current Report on Form 8-K/A includes certain audited and unaudited financial statements of BBN and CYP and unaudited condensed pro forma financial information for the Registrant.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statement of Business Acquired.

          1. The audited balance sheet of BBN Acquisition, Inc. ("BBN") for the fiscal year ended April 30, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended.

          2. The unaudited balance sheet of BBN as of October 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the six months then ended.

          3. The audited balance sheet of Construction Yellow Pages, LLC ("CYP") as of December 31, 2002 and the related statements of operations, members' deficit and cash flows for the period June 26, 2002 (CYP's inception) through December 31, 2002.

          4. The unaudited balance sheet of CYP as of September 30, 2003 and the related statements of operations, members' deficit and cash flow of CYP for the nine months then ended.

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS

FINANCIAL STATEMENTS FOR THE YEAR ENDED APRIL 30, 2003


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
BBN Acquisition, Inc. d/b/a BlueBolt Networks
Durham, NC

We have audited the accompanying balance sheet of BBN Acquisition, Inc. d/b/a BlueBolt Networks as of April 30, 2003 and the related statement of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBN Acquisition, Inc. d/b/a BlueBolt Networks as of April 30, 2003 and the results of its operations, changes in stockholders' deficit and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Babush, Neiman, Kornman & Johnson, LLP

December 5, 2003

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
BALANCE SHEET

                                 APRIL 30, 2003

     ASSETS
     ------

CURRENT ASSETS
   Cash                                                            $     19,712
   Accounts receivable                                                   50,537
   Other current assets                                                  14,756
                                                                   ------------
     TOTAL CURRENT ASSETS                                                85,005

NET PROPERTY AND EQUIPMENT                                               24,758

NET INTANGIBLE ASSETS                                                    55,751
                                                                   ------------

     TOTAL ASSETS                                                  $    165,514
     ------------                                                  ============

     LIABILITIES AND STOCKHOLDERS' DEFICIT
     -------------------------------------

CURRENT LIABILITIES
   Accounts payable                                                $     47,219
   Accrued expenses                                                      14,769
   Current maturities of long-term capital leases                        21,285
   Deferred revenue                                                     135,164
                                                                   ------------
     TOTAL CURRENT LIABILITIES                                          218,437
                                                                   ------------

LONG-TERM LIABILITIES
   Long-term capital leases, net of current portion                       6,364
                                                                   ------------
     TOTAL LIABILITIES                                                  224,801
                                                                   ------------

STOCKHOLDERS' DEFICIT
   Common stock, $0.001 par value;
     10,000,000 shares authorized;
     1,316,000 shares issued and outstanding                              1,316
   Additional paid-in capital                                           844,155
   Accumulated deficit                                                 (904,758)
                                                                   ------------
     TOTAL STOCKHOLDERS' DEFICIT                                        (59,287)
                                                                   ------------

TOTAL LIABILITIES AND
---------------------
    STOCKHOLDERS' DEFICIT                                          $    165,514
    ---------------------                                          ============

                       See notes to financial statements.

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED APRIL 30, 2003

REVENUES
   Advertising                                                     $    354,059

COST OF SALES                                                           165,444
                                                                   ------------

GROSS PROFIT                                                            188,615
                                                                   ------------

EXPENSES
   General and Administrative                                           518,112
   Sales and Marketing                                                  301,042
   Research and Development                                             168,570
   Depreciation and Amortization                                         13,114
   Net Interest Expense                                                   8,651
                                                                   ------------
TOTAL OPERATING EXPENSES                                              1,009,489
                                                                   ------------

NET LOSS                                                           $   (820,874)
                                                                   ============

                       See notes to financial statements.

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                        FOR THE YEAR ENDED APRIL 30, 2003

                                     COMMON STOCK
                             ----------------------------
                                                                                                TOTAL
                              NUMBER OF                       ADDITIONAL     ACCUMULATED     STOCKHOLDERS'
                               SHARES           AMOUNT     PAID-IN CAPITAL     DEFICIT         DEFICIT
                             ------------    ------------    ------------    ------------    ------------
BALANCE, MAY 1, 2002              871,000    $        871    $    399,600    $    (83,884)   $    316,587

STOCK ISSUED                      445,000             445         444,555                         445,000

NET LOSS                                                                         (820,874)       (820,874)
                             ------------    ------------    ------------    ------------    ------------

BALANCE, APRIL 30, 2003         1,316,000    $      1,316    $    844,155    $   (904,758)   $    (59,287)
                             ============    ============    ============    ============    ============

                       See notes to financial statements.

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED APRIL 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                         $   (820,874)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
        Depreciation and amortization                                    13,113
        Changes in operating assets and liabilities:
            Accounts receivable                                         (24,954)
            Other current assets                                          9,709
            Accounts payable and accrued expenses                        39,048
            Deferred revenue                                             67,689
                                                                   ------------
     NET CASH USED BY OPERATING ACTIVITIES                             (716,269)
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                                 (1,245)
   Purchase of intangible assets                                         (9,970)
                                                                   ------------
     NET CASH USED BY INVESTING ACTIVITIES                              (11,215)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term capital leases                       (24,338)
   Proceeds from stock subscription receivable                          218,471
   Proceeds from issuance of common stock                               445,000
                                                                   ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                          639,133
                                                                   ------------

NET DECREASE IN CASH                                                    (88,351)

CASH, BEGINNING                                                         108,063
                                                                   ------------

CASH, ENDING                                                       $     19,712
                                                                   ============

SUPPLEMENTAL DISCLOSURES
   Interest paid                                                   $      9,020
                                                                   ============

                       See notes to financial statements.

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
NOTES TO FINANCIAL STATEMENTS

A.   SUMMARY OF ACCOUNTING POLICIES

HISTORY AND ORGANIZATION
BBN Acquisition, Inc. d/b/a BlueBolt Networks (the Company or BBN) is an online resource library for commercial interior finishes. BlueBolt Networks Inc. was founded in 1999 and substantially all the assets were acquired by an investment group including BBN's current management in April of 2002.

ACCOUNTS RECEIVABLE
Management believes all accounts receivable are current and fully collectable due to the contractual nature of the billing process; accordingly, no allowance for doubtful accounts is required. Accounts receivable are periodically evaluated for bad debts. If amounts become uncollectible, they are charged to income when that determination is made.

PROPERTY AND EQUIPMENT
All of the Company's acquired property and equipment from the acquisition of BlueBolt Networks were written down from book value to a proportionate value at the time of purchase at April 30, 2002. All new purchases of property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Deprecation is provided by the use of the straight-line method over the estimated useful lives of the assets. Property and equipment are depreciated over a 36-month term.

INTANGIBLE ASSETS
Intangible assets consist of a patent and trademarks. The patent is amortized on the straight-line method over its useful life of 20 years.

Trademarks have an indefinite life. The Company evaluates trademarks annually for impairment.

REVENUE RECOGNITION
Membership and Renewal Membership advertising revenue is recognized on a straight-line method over a 12-month period based on the contract term. Subscription advertising revenue that has a term of longer that one month is deferred over the term of the subscription.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

ADVERTISING COSTS
Advertising costs are expensed during the period in which they are incurred. Total advertising expense for the year ended April 30, 2003 was $70,519.

STOCK-BASED COMPENSATION PLAN
The Company accounts for its stock-based compensation plan under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB 25, when the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company presents the disclosure requirements of SFAS No. 123, "Accounting for Stock-based Compensation." SFAS No. 123 requires that companies which elect not to account for stock-based compensation as prescribed by that statement shall disclose, among other things, the pro forma effects on net loss and basic net loss per share as if SFAS No. 123 had been adopted.

Based on the additional disclosure requirements of SFAS 148, "Accounting for Stock Based Compensation--Transition and Disclosure--an Amendment to SFAS 123", the following illustrates the assumptions and the effect on net loss if the Company had applied the fair value recognition provisions of SFAS 123.

                                                           YEAR ENDED
                                                         APRIL 30, 2003
                                                          ------------

          Net loss, as reported                           $   (820,874)
          Less total stock-based employee
             compensation expense determined
             under fair value based methods for
             all awards                                        (11,300)
                                                          ------------

          Pro forma                                       $   (832,174)
                                                          ============

The fair value of stock options used to compute pro forma net loss and loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                           YEAR ENDED
                                                         APRIL 30, 2003
                                                          ------------
          Risk free interest rate                                4.20%
          Volatility factor                                      0.00%
          Expected option life                                10 years

The weighted average fair value of options granted during the year ended April 30, 2003 was $0.34 per share.

INCOME TAXES
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Management believes any deferred tax assets resulting from net operating loss carryforwards would not be realized. Accordingly, no deferred tax benefits have been provided in these financial statements.

B.   INTANGIBLE ASSETS

Major classifications of intangible assets and their respective amortizable lives are as follows:

                                          AMORTIZABLE LIVES
          Patent                              20 years    $     44,304
          Trademark                                 --          12,694
                                                          ------------
                                                                56,998
          Less accumulated amortization                         (1,247)
                                                          ------------
          Net intangible assets                           $     55,751
                                                          ============

The Company received its patent in October 2002. Amortization expense for the year ended April 30, 2003 was $1,247. Estimated amortization expense for each of the next five succeeding years is $2,215.

C.   NET PROPERTY AND EQUIPMENT

Major classifications of net property and equipment are as follows:

                                          DEPRECIABLE LIVES
          Software and Software Licences       3 years    $     22,350
          Computer equipment                   3 years          10,963
          Furniture and fixtures               3 years           3,311
                                                          ------------
                                                                36,624
          Less accumulated depreciation                        (11,866)
                                                          ------------
          Net property and equipment                      $     24,758
                                                          ============

Depreciation expense for the year ended April 30, 2003 was $ 11,866.

D.   CAPITAL LEASE OBLIGATIONS

The Company has purchased various software and computer equipment under secondary market leases which are classified as capital leases. These assets were written down as part of the acquisition of BlueBolt Networks (See Note A). The capitalized cost of software acquired under capital lease obligations is $5,377 less accumulated depreciation of $1,792, which is included in software and software licenses. The capitalized cost of computer equipment acquired under capital lease obligations is $2,730, less accumulated depreciation of $910, which is included in computer equipment.

The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows for the year ending April 30:

          2004                                        $     24,107
          2005                                               7,238
                                                      ------------
          Total lease payments                              31,345
          Amount representing interest                      (3,696)
                                                      ------------
          Present value of future minimum payments          27,649
          Less current portion                             (21,285)
                                                      ------------
          Long-term portion                           $      6,364
                                                      ============

Interest expense for the year ended April 30, 2003 was $9,020.

E.   OPERATING LEASES

The Company leases its copier under an operating lease with a term ending November 2003. The Company rents its office space under a twelve month operating lease that runs through August 31, 2003.

Rent expense for the year ending April 30, 2003 was $136,714.

F.   STOCK OPTIONS

In April 2002 the Company adopted a stock plan whereby incentive or non-qualified options to purchase 177,111 shares of the Company's common stock may be granted to employees and consultants. Incentive options may be granted with exercise prices not less than the fair market value at the time the options are granted; non-qualified options may be granted with exercise prices to be determined by the Company's compensation committee. The vesting period of options is based on a schedule contained in the plan document, or at the time of a change in control, as defined. The options are exercisable for a period not to exceed ten years.

Information regarding the option plan is as follows:

                                           Year Ended April 30, 2003

                                                            Weighted
                                                             Average
                                                            Exercise
                                             Shares           Price
                                          ----------------------------

          Outstanding, beginning of
            period                              30,000    $      0.001
          Granted                               32,650            1.00
                                          ----------------------------

          Outstanding, end of period            62,650    $       0.52
                                          ----------------------------

          Exercisable, end of period             7,500    $      0.001
                                          ----------------------------

The following table summarizes information about the Company's outstanding stock options as of April 30, 2003:

                                        Options Outstanding                                 Options Exercisable
                                             Weighted-
                      Number                  Average                 Weighted            Number            Weighted
                    Outstanding              Remaining                Average          Exerciseable         Average
   Exercise        at April 30,             Contractual               Exercise         at April 30,         Exercise
    Price              2003                    Life                    Price               2003              Price
----------------------------------------------------------------------------------------------------------------------
                                              (years)
    $ 0.001          30,000                     9.0                  $ 0.001              7,500               $ 0.001
    $ 1.00           32,650                     9.4                     1.00                 --                    --
----------------------------------------------------------------------------------------------------------------------

                     62,650                     9.2                  $ 0.49               7,500               $ 0.001
----------------------------------------------------------------------------------------------------------------------

G.   CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances at financial institutions which, at certain times, may exceed the federally insured limit of $100,000.

H.   CONTINGENCIES

The Company has received correspondence or other communications regarding several disputes related to the operation of BlueBolt Networks, Inc., which sold substantially all of its assets to the Company. The Company does not anticipate any of the disputes to create a liability that would be the responsibility of the purchaser. The estimated maximum liability relating to these disputes amounted to $42,982.

I.   SUBSEQUENT EVENTS

On November 18, 2003, Return On Investment Corporation (ROI), and BBN Acquisition, Inc., consummated a merger (the "Merger") whereby BBN was merged with and into Tectonic Solutions, Inc., a Georgia corporation and a wholly-owned subsidiary of ROI ("Tectonic"), pursuant to an Agreement and Plan of Merger dated as of October 29, 2003. Tectonic has survived the Merger as a wholly-owned subsidiary of ROI.

In connection with the Merger, ROI issued approximately 750,000 shares of ROI common stock for all of the issued and outstanding shares of BBN common stock. The shares issued to the former BBN shareholders have not been registered under the Securities Act of 1933, as amended. Arol Wolford, ROI's President and CEO, held approximately 41.6% of the outstanding shares of BBN common stock and received 311,671 shares of ROI common stock as a result of the Merger. Mr. Wolford's daughter served on the Board of Directors of BBN.

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS

FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED
OCTOBER 31, 2003 AND 2002


ACCOUNTANTS REPORT

To the Board of Directors and Stockholders
BBN Acquisition, Inc. d/b/a BlueBolt Networks
Durham, NC

We have reviewed the accompanying balance sheets of BBN Acquisition, Inc. d/b/a BlueBolt Networks as of October 31, 2003 and 2002, and the related statements of operations, changes in stockholders' deficit and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of BBN Acquisition, Inc. d/b/a BlueBolt Networks.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


/s/ Babush, Neiman, Kornman & Johnson, LLP

December 5, 2003

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
BALANCE SHEETS

                                                            OCTOBER 31,
                                                  ------------------------------

                                                      2003              2002
                                                  ------------      ------------
     ASSETS
     ------

CURRENT ASSETS
   Cash                                           $     31,874      $      6,685
   Accounts receivable                                  18,895            43,488
   Other current assets                                 12,092            13,246
                                                  ------------      ------------
     TOTAL CURRENT ASSETS                               62,861            63,419

NET PROPERTY AND EQUIPMENT                              18,653            29,479

NET INTANGIBLE ASSETS                                   57,896            51,620
                                                  ------------      ------------

     TOTAL ASSETS                                 $    139,410      $    144,518
     ------------                                 ============      ============

           See accountant's report and notes to financial statements

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
BALANCE SHEETS

                                                                 OCTOBER 31,
                                                        -----------------------------

                                                            2003             2002
                                                        ------------     ------------
   LIABILITIES AND STOCKHOLDERS' DEFICIT
   -------------------------------------

CURRENT LIABILITIES
  Accounts payable                                      $     76,114     $     71,074
  Accrued expenses                                                --           10,000
  Current maturities of long-term capital leases              14,908           22,808
  Deferred revenue                                            87,006           79,638
  Current portion of unearned royalty revenue                 19,780               --
                                                        ------------     ------------
    TOTAL CURRENT LIABILITIES                                197,808          183,520
                                                        ------------     ------------

LONG-TERM LIABILITIES
  Long-term portion of unearned royalty revenue               29,660               --
  Long-term capital leases, net of current portion                --           17,601
                                                        ------------     ------------
   TOTAL LONG-TERM LIABILITIES                                29,660           17,601
                                                        ------------     ------------

    TOTAL LIABILITIES                                        227,468          201,121
    -----------------                                   ------------     ------------

STOCKHOLDERS' DEFICIT                                             --
   Common stock, $0.001par value;
    10,000,000 shares authorized;
    1,613,500 shares and 1,008,500 shares issued and
    outstanding in 2003 and 2002, respectively                 1,613            1,009
   Additional paid-in capital                              1,288,321          536,963
   Accumulated deficit                                    (1,377,992)        (594,575)
                                                        ------------     ------------
     TOTAL STOCKHOLDERS' DEFICIT                             (88,058)         (56,603)
                                                        ------------     ------------

    TOTAL LIABILITIES AND STOCKHOLDERS'
    -----------------------------------
          DEFICIT                                       $    139,410     $    144,518
          -------                                       ============     ============

           See accountant's report and notes to financial statements

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
STATEMENTS OF OPERATIONS

                                                     FOR THE SIX MONTHS ENDED
                                                            OCTOBER 31,
                                                   -----------------------------
                                                       2003             2002
                                                   ------------     ------------
REVENUES
  Advertising                                      $    179,897     $    145,653

COST OF SALES                                           137,003           74,539
                                                   ------------     ------------

GROSS PROFIT                                             42,894           71,114
                                                   ------------     ------------

EXPENSES
  General and administrative                            225,582          285,578
  Sales and marketing                                   121,009          189,620
  Research and development                              159,210           95,743
  Depreciation and amortization                           7,226            6,071
  Net interest expense                                    3,101            4,795
                                                   ------------     ------------
TOTAL OPERATING EXPENSES                                516,128          581,807
                                                   ------------     ------------

NET LOSS                                           $    473,234     $    510,693
                                                   ============     ============

            See accountant's report and notes to financial statements

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

               FOR THE SIX MONTHS ENDED OCTOBER 31, 2003 AND 2002

                                      COMMON STOCK
                             --------------------------------
                                                                                                TOTAL
                               NUMBER OF                      ADDITIONAL      ACCUMULATED    STOCKHOLDERS'
                                SHARES          AMOUNT     PAID-IN CAPITAL      DEFICIT    EQUITY (DEFICIT)
                             ------------    ------------    ------------    ------------    ------------

BALANCE, MAY 1, 2002              871,000    $        871    $    399,600    $    (83,884)   $    316,587

STOCK ISSUED                      137,500             138         137,363                         137,501

NET LOSS                               --              --              --        (510,691)       (510,691)
                             ------------    ------------    ------------    ------------    ------------

BALANCE, OCTOBER 31, 2002       1,008,500    $      1,009    $    536,963    $   (594,575)   $    (56,603)
                             ============    ============    ============    ============    ============

BALANCE, MAY 1, 2003            1,316,000    $      1,316    $    844,155    $   (904,758)   $    (59,287)

STOCK ISSUED                      297,500             297         297,202                         297,499

STOCK OPTIONS REPRICED                                            146,964                         146,964

NET LOSS                               --              --              --        (473,234)       (473,234)
                             ------------    ------------    ------------    ------------    ------------

BALANCE, OCTOBER 31, 2003       1,613,500    $      1,613    $  1,288,321    $ (1,377,992)   $    (88,058)
                             ============    ============    ============    ============    ============

            See accountant's report and notes to financial statements

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS
STATEMENTS OF CASH FLOWS

                                                              FOR THE SIX MONTHS ENDED
                                                                     OCTOBER, 31
                                                            -----------------------------
                                                                2003             2002
                                                            ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                  $   (473,234)    $   (510,691)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
        Depreciation and amortization                              7,226            6,071
        Changes in operating assets and liabilities:
            Accounts receivable                                   31,642          (17,905)
            Other current assets                                   2,664           11,219
            Accounts payable and accrued expenses                 14,126           58,134
            Deferred revenue                                     (48,158)          12,163
            Unearned royalty revenue                              49,440               --
                                                            ------------     ------------
     NET CASH USED BY OPERATING ACTIVITIES                      (416,294)        (441,009)
                                                            ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of intangible assets                                 (3,266)          (4,763)
                                                            ------------     ------------
     NET CASH USED BY INVESTING ACTIVITIES                        (3,266)          (4,763)
                                                            ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term capital leases                (12,741)         (11,578)
   Proceeds from stock subscription receivable                        --          218,471
   Issue of capital stock                                        444,463          137,501
                                                            ------------     ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                   431,722          344,394
                                                            ------------     ------------

NET INCREASE (DECREASE) IN CASH                                   12,162         (101,378)

CASH, BEGINNING                                                   19,712          108,063
                                                            ------------     ------------

CASH, ENDING                                                $     31,874     $      6,685
                                                            ============     ============

SUPPLEMENTAL DISCLOSURES
   Interest paid                                            $      3,035     $      5,098
                                                            ============     ============

            See accountant's report and notes to financial statements

BBN ACQUISITION, INC. D/B/A BLUEBOLT NETWORKS

NOTES TO FINANCIAL STATEMENTS

A.   SUMMARY OF ACCOUNTING POLICIES

HISTORY AND ORGANIZATION
BBN Acquisition, Inc. d/b/a BlueBolt Networks (the Company or BBN) is an online resource library for commercial interior finishes. BBN was founded in 1999 and substantially all the assets were acquired by an investment group including BBN's current management in April 2002.

ACCOUNTS RECEIVABLE
Management believes all accounts receivable are current and fully collectable due to the contractual nature of the billing process; accordingly, no allowance for doubtful accounts is required. Accounts receivable are periodically evaluated for bad debts. If amounts become uncollectible, they are charged to income when that determination is made.

PROPERTY AND EQUIPMENT
All of the Company's acquired property and equipment from the acquisition of BlueBolt Networks was written down from book value to a proportionate value at the time of purchase at April 30, 2002. All new purchases of property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Depreciation is provided by the use of the straight-line method over the estimated useful lives of the assets. Property and equipment are depreciated over a 36-month term.

INTANGIBLE ASSETS
Intangible assets consist of a patent and trademarks. The patent is amortized on the straight-line method over its useful life of 20 years.

Trademarks have an indefinite life. The Company evaluates trademarks annually for impairment.

REVENUE RECOGNITION
Membership and renewal membership advertising revenue is recognized on a straight-line method over a 12-month period based on the contract term. Subscription advertising revenue that has a term of longer that one month is deferred over the term of the subscription.

Royalty revenue is recognized as and when the products are sold and such revenue is reduced from unearned royalty revenue.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expense.

STOCK-BASED COMPENSATION PLAN
The Company accounts for its stock-based compensation plan under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB 25, when the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company presents the disclosure requirements of SFAS No. 123, "Accounting for Stock-based Compensation." SFAS No. 123 requires that companies which elect not to account for stock-based compensation as prescribed by that statement shall disclose, among other things, the pro forma effects on net loss and basic net loss per share as if SFAS No. 123 had been adopted.

Based on the additional disclosure requirements of SFAS 148, "Accounting for Stock Based Compensation--Transition and Disclosure--an Amendment to SFAS 123", the following illustrates the assumptions and the effect on net loss if the Company had applied the fair value recognition provisions of SFAS 123.

                                                    SIX MONTHS ENDED
                                                       OCTOBER 31,
                                              -----------------------------
                                                  2003             2002
                                              -----------------------------

          Net loss, as reported               $   (473,234)    $   (510,691)
          Less total stock-based
            employee compensation expense
            determined under fair value
            based methods for all awards           (36,700)          (9,900)
                                              -----------------------------

          Pro forma                           $   (509,934)    $   (520,591)
                                              =============================

The fair value of stock options used to compute pro forma net loss and loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                               SIX MONTHS ENDED
                                                  OCTOBER 31,
                                          -------------------------
                                            2003             2002
                                          -------------------------
          Risk free interest rate            3.90%            4.30%
          Volatility factor                  0.00%            0.00%
          Expected option life            10 years         10 years

The weighted average fair value of options granted during the six months ended October 31, 2003 and 2002 was $0.32 and $0.35 per share, respectively.

ADVERTISING COSTS
Advertising costs are expensed during the period in which they are incurred. Total advertising expenses for the six months ended October 31, 2003 and 2002 were $11,746 and $48,144, respectively.

INCOME TAXES
The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Management believes any deferred tax assets resulting from net operating loss carryforwards would not be realized. Accordingly no deferred tax benefits have been provided in these statements.

B.   INTANGIBLE ASSETS

Major classifications of intangible assets and their respective amortizable lives are as follows:

                                       AMORTIZABLE          OCTOBER 31,
                                          LIVES         2003           2002
                                       ----------------------------------------
          Patent                        20 years    $     44,816   $     41,097
          Trademarks                        -             15,448         10,694
                                                    ------------   ------------
                                                          60,264         51,791
          Less accumulated amortization                   (2,368)          (171)
                                                    ------------   ------------
          Net intangible assets                     $     57,896   $     51,620
                                                    ============   ============

The Company received its patent in October 2002. Amortization expense for the six months ended October 31, 2003 and 2002 was $1,120 and $171, respectively. Estimated amortization expense for each of the next five succeeding years is $2,240.

C.   NET PROPERTY AND EQUIPMENT

Major classifications of net property and equipment are as follows:

                                                          OCTOBER 31,
                               DEPRECIABLE       -----------------------------
                                  LIVES              2003             2002
                               -----------       -----------------------------
Software Licenses                3 years         $     12,222     $     12,222
Computer Equipment               3 years               10,963            9,718
Software                         3 years               10,128           10,128
Furniture & Fixtures             3 years                3,311            3,311
                                                 ------------     ------------
                                                       36,624           35,379
Less accumulated depreciation                         (17,971)          (5,900)
                                                 ------------     ------------
Net property and equipment                       $     18,653     $     29,479
                                                 ============     ============

Depreciation expense for the six months ended October 31, 2003 and 2002 was $6,106 and $5,900, respectively.

D.   CAPITAL LEASE OBLIGATIONS

The Company has purchased various software and computer equipment under secondary market leases which are classified as capital leases. These assets were written down as part of the acquisition of BlueBolt Networks. See Note A. The capitalized cost of software acquired under capital lease obligations is $ 5,377, less accumulated depreciation of $ 2,689 and $ 896 as of October 31, 2003 and 2002 respectively, which is included in software licenses. The capitalized cost of computer equipment acquired under capital lease obligations is $ 2,730 less accumulated depreciation of $ 1,365 and $ 455 as of October 31, 2003 and 2002 respectively, which is included in computer equipment.

The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows:

2004                                        $     16,286
                                            ------------
Total lease payments                              16,286
Amount representing interest                      (1,378)
                                            ------------
Present value of future minimum payments          14,908
Less current portion                             (14,908)
                                            ------------
Long-term portion                                     --
                                            ============

Total interest expense for the six months ended October 31, 2003 and 2002 was $3,135 and $5,098 respectively, of which $2,319 and $4,673 was for capital leases.

E.   OPERATING LEASES

The Company leases its copier under an operating lease ending in November 2003. The Company rents its office space under a twelve month operating lease that runs through August 31, 2003.

Rental expense for the six months ended October 31, 2003 and 2002 was $47,152 and $86,683, respectively.

F.   STOCK OPTIONS

In April 2002 the Company adopted a stock plan whereby incentive or non-qualified options to purchase 177,111 shares of the Company's common stock may be granted to employees and consultants. Incentive options may be granted with exercise prices not less than the fair market value at the time the options are granted; non-qualified options may be granted with exercise prices to be determined by the Company's compensation committee. The vesting period of options is based on a schedule contained in the plan document, or at the time of a change in control, as defined. The options are exercisable for a period not to exceed ten years.

Information regarding the option plan is as follows:

                                 Six Months Ended
                                 October 31, 2003

                                            Weighted
                                             Average
                                            Exercise
                             Shares           Price
                          ----------------------------

Outstanding, beginning
of period                       62,650    $       0.52
Granted                        114,461            1.00
                          ----------------------------

Outstanding, end of
period                         177,111    $      0.001
                          ----------------------------

Exerciseable, end of
period                         140,410    $      0.001
                          ----------------------------

On October 25, 2003, the Company re-priced fixed stock option awards to purchase 114,461 shares initially issued during the six months ended October 31, 2003 and 32,650 shares initially issued during the year ended April 30, 2003. In accordance with FASB Interpretation 44, the Company recorded compensation expense related to the modification of approximately $147,000, calculated as the amount of the change in the intrinsic value of the options due to the modification. Variable accounting will apply to these options prospectively, which will require the Company to record as compensation expense all future changes in the intrinsic value of the options until the date the modified options are exercised, forfeited or expire.

G.   CONCENTRATION OF CREDIT RISK

The Company maintains its cash balances at financial institutions which, at certain times, may exceed the federally insured limit of $100,000.

H.   CONTINGENCIES

The Company has received correspondence or other communications regarding several disputes related to the operation of BlueBolt Networks, Inc., which sold substantially all of its assets to the Company. The Company does not anticipate any of the disputes to create a liability that would be the responsibility of the purchaser. The estimated maximum liability relating to these disputes amounted to $42,982.

I.   SUBSEQUENT EVENTS

On  November  18,  2003,  Return  On  Investment   Corporation  (ROI),  and  BBN
Acquisition, Inc., consummated a merger (the "Merger") whereby BBN was merged with and into Tectonic

Solutions, Inc., a Georgia corporation and a wholly-owned subsidiary of ROI ("Tectonic"), pursuant to an Agreement and Plan of Merger dated as of October 29, 2003. Tectonic has survived the Merger as a wholly-owned subsidiary of ROI.

In connection with the Merger, ROI issued approximately 750,000 shares of ROI common stock for all the issued and outstanding shares of BBN common stock. The shares issued to the former BBN shareholders have not been registered under the Securities Act of 1933, as amended. Arol Wolford, ROI's President and CEO, held approximately 41.6% of the outstanding shares of the BBN common stock and received 311,671 shares of ROI common stock as a result of the Merger. Mr. Wolford's daughter served on the Board of BBN.

CONSTRUCTION YELLOW PAGES, LLC

FINANCIAL STATEMENTS FOR THE PERIOD JUNE 26, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002


INDEPENDENT AUDITORS' REPORT

To the Members
Construction Yellow Pages, LLC
Grand Rapids, MI

We have audited the accompanying balance sheet of Construction Yellow Pages, LLC as of December 31, 2002 and the related statements of operations and members' deficit, and cash flows for the period June 26, 2002 (date of inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Construction Yellow Pages, LLC as of December 31, 2002 and the results of its operations and its cash flows for the period June 26, 2002 (date of inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ Babush, Neiman, Kornman & Johnson, LLP

December 19, 2003

CONSTRUCTION YELLOW PAGES, LLC
BALANCE SHEET

                                DECEMBER 31, 2002

     ASSETS
     ------

CURRENT ASSETS
   Cash                                                            $     18,624
   Accounts receivable - trade                                           85,946
   Accounts receivable - related party                                   15,552
   Other current assets                                                  10,274
                                                                   ------------
     TOTAL CURRENT ASSETS                                               130,396

NET PROPERTY AND EQUIPMENT                                               12,823
                                                                   ------------

     TOTAL ASSETS                                                  $    143,219
     ------------                                                  ============

     LIABILITIES AND MEMBERS' DEFICIT
     --------------------------------

CURRENT LIABILITIES
   Accounts payable - trade                                        $     16,616
   Accrued expenses                                                      31,053
   Deferred revenue                                                     117,921
                                                                   ------------
     TOTAL CURRENT LIABILITIES                                          165,590

MEMBERS' DEFICIT                                                        (22,371)
                                                                   ------------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                             $    143,219
--------------------------------------                             ============

                       See notes to financial statements.

CONSTRUCTION YELLOW PAGES, LLC
STATEMENT OF OPERATIONS AND MEMBERS' DEFICIT

FOR THE PERIOD JUNE 26, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

REVENUES                                                                     --

COST OF SALES                                                            71,831
                                                                   ------------

GROSS LOSS                                                              (71,831)
                                                                   ------------

EXPENSES
  Sales and Marketing                                                   263,989
  General and Administrative                                            185,389
  Depreciation and Amortization                                           1,162
                                                                   ------------
TOTAL OPERATING EXPENSES                                                450,540
                                                                   ------------

NET LOSS                                                               (522,371)

MEMBERS' DEFICIT, JUNE 26                                                    --

MEMBERS' CONTRIBUTIONS                                                  500,000
                                                                   ------------

MEMBERS' DEFICIT, DECEMBER 31                                      $    (22,371)
                                                                   ============

                       See notes to financial statements.

CONSTRUCTION YELLOW PAGES, LLC
STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 26, 2002 (INCEPTION) THROUGH DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                         $   (522,371)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
        Depreciation                                                      1,162
        Changes in operating assets and liabilities:                         --
            Accounts receivable - trade                                 (85,946)
            Accounts receivable - related party                         (15,552)
            Other current assets                                        (10,274)
            Accounts payable - trade                                     16,616
            Accrued expenses                                             31,053
            Deferred revenue                                            117,921
                                                                   ------------
     NET CASH USED BY OPERATING ACTIVITIES                             (467,391)
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                  (13,985)
                                                                   ------------
     NET CASH USED BY INVESTING ACTIVITIES                              (13,985)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Members' contributions                                               500,000
                                                                   ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                          500,000
                                                                   ------------

INCREASE IN CASH                                                         18,624

CASH, BEGINNING                                                              --
                                                                   ------------

CASH, ENDING                                                       $     18,624
                                                                   ============

                       See notes to financial statements.

CONSTRUCTION YELLOW PAGES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
Construction Yellow Pages, LLC (CYP) publishes niche resource directories. These directories are specific to the commercial construction industry and cover the continental United States with four regional directories. CYP sells the advertising, lays out the books, and then has the books printed and distributed by an outside vendor. Each directory has a one year life cycle.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE
Accounts receivable represent customer obligations due under trade terms. The Company grants credit based on managements past history with a customer and required deposits according to the terms of the individual contracts. Management reviews accounts receivable on a regular basis to determine if any such amounts will be uncollectible. The Company includes any balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, it believes that no allowance for doubtful accounts as of December 31, 2002 is required. However, actual write-offs might exceed the recorded allowance.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

REVENUE RECOGNITION
The Company recognizes revenue from the sales of advertising into their regional commercial construction resource directories. Revenue is deferred until the actual publication of each directory. At the time of publication all revenue associated with that directory is recognized.

INCOME TAXES
No provision for income taxes has been made since all income and losses are allocated to the members for inclusion in their respective tax returns. Each member reports its share of the profits and losses of the Company, and federal and state income taxes are computed on each member's total income from all sources. The Company's income tax returns are subject to examination by federal and state taxing authorities. If any such examination results in changes to taxable income, the income tax liability of the partners for such years could be changed.

B.   CASH CONCENTRATION

The Company maintains cash balances that fluctuate in excess of federally insured limits at times. If the financial institutions were not to honor their contractual obligations to the Company, then the Company could incur losses.

C.   PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classification as follows at December 31:

                                             DEPRECIABLE
                                                LIVES
                                             -----------
          Computer Equipment                   3 years    $     13,985

          Less accumulated depreciation                         (1,162)
                                                          ------------
          Net property and equipment                      $     12,823
                                                          ============

Depreciation expense was $1,162 for the period ended December 31, 2002.

D.   RELATED PARTY TRANSACTIONS

The Company has a related party as its common paymaster. Payroll, medical, dental, vision, long-term disability, life, workers compensation, and business liability insurances are all paid by the related party and then reimbursed by the Company.

A related party owns one of the copy machines, and the postage machine which it bills back to the Company for payment.

The Company pays for a T-1 phone/internet service of less than $3,000 annually on behalf of two related companies in exchange for reciprocal expense coverage of less than $3,000 annually which include office equipment leases and usage, furniture and fixtures, and backup analog phone lines.

The Company paid rent of $12,873 for office space and equipment to a related party.

The Company paid a management fee of $30,000 to a related party.

The Company has also received benefits such as accounting fees, legal fees, directory data, website creation and mass customer faxing in exchange for ownership interest.

The Company has also received customer lists, a complete database of construction professionals and website design and hosting services in exchange for ownership interest from a related company (See Note G). The value of this transaction was $218,250.

E.   PROFIT SHARING PLAN

The Company adopted a 401(k) retirement plan on October 1, 2002. The plan covers all full-time employees with at least 90 days of service. The plan is completely funded by employee contributions.

F.   COMMITMENTS

The Company subleases office facilities from a related party on a month to month basis. Rent expense was approximately $24,848 for 2002.

G.   SUBSEQUENT EVENTS

On October 28, 2003 the Company sold a 15% interest to SpecSource.com, Inc. in exchange for customer lists and customer databases. The fair market value of this transaction was determined by the amount for which Return on Investment Corporation (ROI) paid to purchase all of the operating assets of the Company.

On November 21, 2003, the Company sold substantially all of its operating assets to Tectonic Solutions, Inc. a subsidiary of ROI. In connection with the Asset Purchase, ROI issued 750,000 shares of ROI common stock as consideration for all the operating assets of the Company. The shares issued to Construction Yellow Pages have not been registered under the Securities Act of 1933, as amended. Arol Wolford, ROI's President and CEO, held approximately 58% of the outstanding shares of Construction Yellow Pages common stock and received 435,000 shares of ROI common stock as a result of the Asset Purchase.

H.   LIMITATION OF LIABILITY

As a limited liability company, the member's loss is limited to their investment.

CONSTRUCTION YELLOW PAGES, LLC

FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003


ACCOUNTANTS REPORT

To the Members
Construction Yellow Pages, LLC
Grand Rapids, MI

We have reviewed the accompanying balance sheet of Construction Yellow Pages, LLC as of September 30, 2003, and the related statement of operations and members' deficit, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Construction Yellow Pages, LLC.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


/s/ Babush, Neiman, Kornman & Johnson, LLP

December 19, 2003

CONSTRUCTION YELLOW PAGES, LLC
BALANCE SHEET

                               SEPTEMBER 30, 2003

     ASSETS
     ------

CURRENT ASSETS
   Cash                                                            $     31,208
   Net accounts receivable - trade                                      269,158
   Account receivable - related party                                     6,228
   Other                                                                  1,771
                                                                   ------------
     TOTAL CURRENT ASSETS                                               308,365

NET PROPERTY AND EQUIPMENT                                               12,732

INTANGIBLE ASSETS                                                       218,250
                                                                   ------------

     TOTAL ASSETS                                                  $    539,347
     ------------                                                  ============

     LIABILITIES AND MEMBERS' DEFICIT
     --------------------------------

CURRENT LIABILITIES
  Accounts payable - trade                                         $    130,510
  Accounts payable - related party                                        9,991
  Accrued expenses                                                       23,851
  Related party interest                                                218,250
  Deferred revenue                                                      293,588
                                                                   ------------
    TOTAL CURRENT LIABILITIES                                           676,190

MEMBERS' DEFICIT                                                       (136,843)
                                                                   ------------

    TOTAL LIABILITIES AND MEMBERS' DEFICIT                         $    539,347
    --------------------------------------                         ============

                 See accompanying notes and accountants' report

CONSTRUCTION YELLOW PAGES, LLC
STATEMENT OF OPERATIONS AND MEMBERS' DEFICIT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

REVENUES
  Advertising                                                      $    299,719

COST OF SALES                                                           487,049
                                                                   ------------

GROSS LOSS                                                             (187,330)
                                                                   ------------

EXPENSES
  General and administrative                                            220,126
  Sales and marketing                                                   532,933
  Depreciation and amortization                                           4,469
                                                                   ------------
TOTAL OPERATING EXPENSES                                                757,528
                                                                   ------------

NET LOSS                                                               (944,858)

MEMBERS' DEFICIT, JANUARY 1                                             (22,371)

MEMBERS' CONTRIBUTIONS                                                  830,386
                                                                   ------------

MEMBERS' DEFICIT, SEPTEMBER 30                                     $   (136,843)
                                                                   ============

                 See accompanying notes and accountants' report

CONSTRUCTION YELLOW PAGES, LLC
STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                         $   (944,858)
   Adjustments to reconcile net loss to net cash used by
     operating activities:
        Depreciation                                                      4,469
        Bad debts                                                        16,971
        Changes in operating assets and liabilities:
            Accounts receivable - trade                                (193,955)
            Accounts receivalbe - related party                          (6,228)
            Prepaid expenses                                              8,503
            Accounts payable - trade                                    113,894
            Accounts payable - related party                             19,315
            Accrued expenses                                             (7,202)
            Deferred revenue                                            175,667
                                                                   ------------
     NET CASH USED BY OPERATING ACTIVITIES                             (813,424)
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                   (4,378)
                                                                   ------------
     NET CASH USED BY INVESTING ACTIVITIES                               (4,378)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members Contributions                                               830,386
                                                                   ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                          830,386
                                                                   ------------

INCREASE IN CASH                                                         12,584

CASH, BEGINNING                                                          18,624
                                                                   ------------

CASH, ENDING                                                       $     31,208
                                                                   ============

NON-CASH INVESTING AND FINANCING ACTIVITIES
   Acquisition of intangible assets                                $    218,250
                                                                   ============

                 See accompanying notes and accountants' report

CONSTRUCTION YELLOW PAGES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
Construction Yellow Pages, LLC (CYP) publishes niche resource directories. These directories are specific to the commercial construction industry and cover the continental United States with four regional directories. CYP sells the advertising, lays out the books, and then has the books printed and distributed by an outside vendor. Each directory has a one year life cycle.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE
Accounts receivable represent customer obligations due under trade terms. The Company grants credit based on management's past history with a customer and required deposits according to the terms of the individual contracts. Management reviews accounts receivable on a regular basis to determine if any such amounts will be uncollectible. The Company includes any balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. The allowance for doubtful accounts has been determined by using the aging method. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, it believes the Company's allowance for doubtful accounts as of September 30, 2003 is adequate. However, actual write-offs might exceed the recorded allowance.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

INTANGIBLE ASSETS
Intangible assets consist of customer lists and database of construction professionals. These assets are evaluated annually for impairment.

REVENUE RECOGNITION
The Company recognizes revenue from the sales of advertising into their regional commercial construction resource directories. Revenue is deferred until the actual publication of each directory. At the time of publication all revenue associated with that directory is recognized.

INCOME TAXES
No provision for income taxes has been made since all income and losses are allocated to the members for inclusion in their respective tax returns. Each member reports its share of the profits and losses of the Company, and federal and state income taxes are computed on each member's total income from all sources. The Company's income tax returns are subject to examination by federal and state taxing authorities. If any such examination results in changes to taxable income, the income tax liability of the partners for such years could be changed.

B.   CASH CONCENTRATION

The Company maintains cash balances that fluctuate in excess of federally insured limits at times. If the financial institutions were not to honor their contractual obligations to the Company, then the Company could incur losses.

C.   ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

          Accounts receivable                             $    286,129
          Less allowance for doubtful accounts                 (16,971)
                                                          ------------
                                                          $    269,158
                                                          ============

D.   NET PROPERTY AND EQUIPMENT

Net property and equipment are summarized by major classification as follows:

                                       DEPRECIABLE LIVES
                                       -----------------
          Computer equipment                3 years      $     18,363

          Less accumulated depreciation                        (5,631)
                                                         ------------
          Net property and equipment                     $     12,732
                                                         ============

Depreciation expense was $4,469 for the nine months ended September 30, 2003.

E.   COMMITMENTS

The Company subleases office facilities from a related party on a month to month basis and leases certain equipment under non-cancelable operating leases having original terms ranging from three to four years. Approximate future minimum rent payments, by year and in the aggregate, under non-cancelable operating leases with remaining terms of more than one year are as follows:

YEAR                            OPERATING
------------------------------------------
2004                                 1,416
2005                                 1,416
2006                                 1,056
2007                                   219
                              ------------
  Total                       $      4,107
                              ============
Rent expense relating to these operating leases and other rental agreements was $75,606 for the nine months ended September 30.

F.   PROFIT SHARING PLAN

The Company adopted a 401(k) retirement plan on October 1, 2002. The plan covers all full-time employees with at least 90 days of service. The plan is completely funded by employee contributions.

G.   RELATED PARTY TRANSACTIONS

The Company has a related party as its common paymaster. Payroll, medical, dental, vision, long-term disability, life, workers compensation, and business liability insurances are all paid by the related party and then reimbursed by the Company.

A related party owns one of the copy machines, and the postage machine which it bills back to the Company for payment.

The Company paid a management fee of $70,858 to a related party.

The Company pays for a T-1 phone/internet service of less than $3,000 annually on behalf of two related companies in exchange for reciprocal expense coverage of less than $3,000 annually which include office equipment leases and usage, furniture and fixtures, and backup analog phone lines.

The Company pays rent for office space to a related party. Total rent payments were approximately $42,471.

The Company has also received customer lists, a complete database of construction professionals and website design and hosting services in exchange for ownership interest from a related company (See Note H). The value of this transaction was $218,250.

H.   SUBSEQUENT EVENTS

On October 28, 2003 the Company sold a 15% interest to SpecSource.com, Inc. in exchange for customer lists and customer data bases. The fair market value of this transaction was determined by the amount for which Return on Investment Corporation (ROI) paid to purchase all of the operating assets of the Company.

On November 21, 2003, the Company sold substantially all of its operating assets to Tectonic Solutions, Inc. a subsidiary of ROI. In connection with the Asset Purchase, ROI issued 750,000 shares of ROI common stock as consideration for all the operating assets of the Company. The shares issued to the Company have not been registered under the Securities Act of 1933, as amended. Arol Wolford, ROI's President and CEO, held approximately 58% of the outstanding shares of Construction Yellow Pages common stock and received 435,000 shares of ROI common stock as a result of the Asset Purchase.

I.   LIMITATION OF LIABILITY

As a limited liability company the members' loss is limited to their investment.

     (b)  Unaudited Pro Forma Financial Information.

BBN Acquisition, Inc.
---------------------

     In connection with the Merger, the Registrant issued approximately 750,000 shares of the Registrant's common stock for all of the issued and outstanding shares of BBN's common stock. The shares have been valued for accounting purposes at $1.82 per share based on the closing price of the Registrant's common stock, as quoted on the OTCBB, for a reasonable period before and after the terms of the Merger were announced. The shares issued to the former BBN shareholders have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Arol Wolford, the Registrant's President and CEO, held approximately 41.6% of the outstanding shares of BBN's common stock and received 311,671 shares of the Registrant's common stock as a result of the Merger. Mr. Wolford's daughter served on the Board of Directors of BBN. The estimated total purchase price of the BBN merger is:

          Value of ROI common stock issued                $  1,365,000
          Transaction costs
                                                                69,045
                                                          ------------
          Total Purchase Price Consideration              $  1,434,045
                                                          ============

     The aggregate purchase price has been allocated based on estimated fair values as of the date of the completion of the merger. A preliminary estimated purchase price allocation is as follows and is subject to changes based upon completion of a final valuation of identifiable intangible assets:

          Total Purchase Price Consideration              $  1,434,045
          Net Liabilities of BBN                               157,103
                                                          ------------
          Goodwill/Intangible Assets                      $  1,591,148
                                                          ============

     The tangible assets of BBN acquired in the Merger consist primarily of receivables and fixed assets. The liabilities assumed in the Merger consist primarily of accounts payable, accrued expenses and deferred revenue.

     Under the purchase method of accounting pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations," the total estimated purchase price as shown in the table above is allocated to BBN's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Any excess of the purchase price over the fair value of the net tangible assets/liabilities and identifiable intangible assets acquired will be recorded as goodwill. As the final determination of the fair value of identifiable intangible assets has not yet been finalized, a final calculation of goodwill has not been made. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma condensed financial statements included herein are subject to change. In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present) while identifiable intangible assets with finite lives are amortized over their estimates useful lives. In the event that the management of the combined Company determines that the value of goodwill or intangible assets has become impaired, the combined Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The results of operations of BBN will be included in ROI's results of operations from the date of the closing of the merger.

Construction Yellow Pages, LLC
------------------------------

     In connection with the Asset Purchase, the Registrant issued 750,000 shares of the Registrant's common stock as consideration for all the operating assets of CYP. The shares have been valued for accounting purposes at $1.82 per share based on the closing price of the Registrant's common stock, as quoted on the OTCBB, for a reasonable period before and after the terms of the Asset Purchase were announced. The shares issued to CYP have not been registered under the Securities Act. Arol Wolford held approximately 58% of the outstanding shares of CYP's common stock and received 435,000 shares of the Registrant's common stock as a result of the Asset Purchase. The estimated total purchase price of the CYP acquisition is:

          Value of ROI common stock issued                $  1,365,000
          Transaction costs                                     39,510
                                                          ------------
          Total Purchase Price Consideration              $  1,404,510
                                                          ============

     The aggregate purchase price has been allocated based on estimated fair values as of the date of the completion of the merger. A preliminary estimated purchase price allocation is as follows and is subject to changes based upon completion of a final valuation of identifiable intangible assets:

          Total Purchase Price Consideration             $  1,404,510
          Net Assets of CYP                                  (113,157)
                                                         ------------
          Goodwill/Intangible Assets                     $  1,291,353
                                                         ============

     The tangible assets of the CYP acquired in the Asset Purchase consist primarily of cash and receivables. The liabilities assumed in the Asset Purchase consist primarily of accounts payable, accrued expenses and deferred revenue.

     Under the purchase method of accounting pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations", the total estimated purchase price as shown in the table above is allocated to CYP's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Any excess of the purchase price over the fair value of the net tangible assets/liabilities and identifiable intangible assets acquired will be recorded as goodwill. As the final determination of the fair value of identifiable intangible assets has not yet been finalized, a final calculation of goodwill has not been made. Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma condensed financial statements included herein are subject to change. In accordance with the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present) while identifiable intangible assets with finite lives are amortized over their estimates useful lives. In the event that the management of the combined Company determines that the value of goodwill or intangible assets has become impaired, the combined Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The results of operations of CYP will be included in ROI's results of operations from the date of the closing of the acquisition.

     The unaudited condensed pro forma consolidated balance sheet as of September 30, 2003, gives effect to the acquisitions of BBN and CYP as if they had occurred on September 30, 2003.

     The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 has been derived from the unaudited interim consolidated balance sheet of the Registrant at September 30, 2003, the unaudited interim balance sheet of BBN at October 31, 2003, and the unaudited interim balance sheet of CYP at September 30, 2003.

     The unaudited pro forma condensed consolidated statement of operations set forth below for the three months ended September 30, 2003 gives effect to the acquisition as if it occurred on July 1, 2003. It has been derived from the Registrant's unaudited historical consolidated statement of operations for the three month period ended September 30, 2003, from the BBN unaudited statement of operations for the three months ended October 31, 2003, and from the CYP unaudited statement of operations for the three months ended September 30, 2003.

     The unaudited pro forma condensed consolidated statement of operations set forth below for the year ended June 30, 2003 gives effect to the acquisition as if it occurred on July 1, 2002. It has been derived from the Registrant's historical consolidated statement of operations for the year ended June 30, 2003, from the BBN condensed statement of operations for the year ending April 30, 2003 and from the CYP condensed statement of operations for the year ended June 30, 2003.

     The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported if the acquisition had been consummated on the date indicated, or which may be reported in the future.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes of the Registrant and the audited financial statements and related notes of BBN and CYP.

     There were no intercompany balances or transactions between the Registrant, BBN or CYP. No pro forma adjustments were required to conform the Registrant's accounting policies to the accounting policies of BBN or CYP. The Registrant has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.

                               UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            As of September 30, 2003

                                          ------------------------------------------------------------------------
                                            Return On             BBN              Pro Forma          ROI and BBN
                                            Investment        Acquisition,        Acquisition          Pro Forma
                                           Corporation        Inc. ("BBN")        Adjustments          Sub-total
                                             ("ROI")                                  BBN
                                          ------------------------------------------------------------------------
                                              As of               As of                                   As of
                                            September            October                                September
                                             30, 2003           31, 2003                                 30, 2003
                                          ------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents               $    385,072        $     31,874                            $    416,946
  Accounts, Receivable, Net                    767,014              18,895                                 785,909
  Accounts Receivable - Related Party               --                  --                                      --

  Other                                        150,700              12,092                                 162,792
                                          ------------        ------------        ------------        ------------
Total Current Assets                         1,302,786              62,861                               1,365,647

Property and Equipment, Net                    194,614              18,653                                 213,267
Goodwill, Intangibles
  and Other, Net                             1,071,187              57,896           1,522,103  A        2,720,231
                                                                                        69,045  B
                                          ------------        ------------        ------------        ------------
                                          $  2,568,587        $    139,410        $  1,591,148        $  4,299,145
                                          ============        ============        ============        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable                        $    118,481        $     76,114                            $    194,595
  Accounts Payable -  Related Party                 --                  --                                      --
  Accrued Expenses                             667,540                  --              69,045  B          736,585
  Deferred Revenue                           1,052,777             136,446                               1,189,223
  Lease Obligation                                  --              14,908                                  14,908
  Related Party Interest                            --                  --                                      --
  Line of Credit                                20,505                  --                                  20,505
  Common Stock Issuable                        447,100                  --                                 447,100
  Other financing net of discount              227,902                  --                                 227,902
                                          ------------        ------------        ------------        ------------
Total Current Liabilities                    2,534,305             227,468              69,045           2,830,818
                                          ------------        ------------        ------------        ------------
STOCKHOLDERS' EQUITY
  Common Stock                                 113,235               1,613               7,500  A          120,735
                                                                                       (1,613)  A
  Additional Paid-in Capital                11,353,496           1,288,321           1,426,545  A       12,780,041
                                                                                   (1,288,321)  A
  Accumulated Deficit                     (11,432,449)         (1,377,992)           1,377,992  A     (11,432,449)
                                          ------------        ------------        ------------        ------------
Total Stockholders' Equity                      34,282            (88,058)           1,522,103           1,468,327
                                          ------------        ------------        ------------        ------------
                                          $  2,568,587        $    139,410        $  1,591,148        $  4,299,145
                                          ============        ============        ============        ============


                                          ----------------------------------------------------
                                         Construction           Pro Forma           Return On
                                         Yellow Pages,         Acquisition         Investment
                                          LLC. ("CYP")         Adjustments         Corporation
                                                                   CYP              Pro Forma
                                          ----------------------------------------------------
                                             As of                                    As of
                                           September                                September
                                            30, 2003                                 30, 2003
                                          ----------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents               $     31,208        $    220,000  F     $    668,154
  Accounts, Receivable, Net                    269,158               6,228  E        1,061,295
  Accounts Receivable - Related Party            6,228             (6,228)  E           30,000
                                                                    30,000  F
  Other                                          1,771                                 164,563
                                          ------------        ------------        ------------
Total Current Assets                           308,365             250,000           1,924,012

Property and Equipment, Net                     12,732                                 225,999
Goodwill, Intangibles                                               39,510  D
  and Other, Net                               218,250           1,033,593  C        4,011,584
                                          ------------        ------------        ------------
                                          $    539,347        $  1,323,103        $  6,161,595
                                          ============        ============        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable                        $    130,510               9,991  E          335,096
  Accounts Payable - Related Party               9,991             (9,991)  E               --
  Accrued Expenses                              23,851              39,510  D          799,946
  Deferred Revenue                             293,588                               1,482,811
  Lease Obligation                                  --                                  14,908
  Related Party Interest                       218,250           (218,250)  C               --
  Line of Credit                                    --                                  20,505
  Common Stock Issuable                             --                                 447,100
  Other financing net of discount                   --                                 227,902
                                          ------------        ------------        ------------
Total Current Liabilities                      676,190           (178,740)           3,328,268
                                          ------------        ------------        ------------
STOCKHOLDERS' EQUITY
  Common Stock                                      --               7,500  C          128,235

  Additional Paid-in Capital                        --           1,107,500  C       14,137,541
                                                                   250,000  F
  Accumulated Deficit                        (136,843)             136,843  C     (11,432,449)

                                          ------------        ------------        ------------
Total Stockholders' Equity                   (136,843)           1,501,843           2,833,327
                                          ------------        ------------        ------------
                                          $    539,347        $  1,323,103        $  6,161,595
                                          ============        ============        ============

                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 For the three months ending September 30, 2003

                                         -------------------------------------------------------------------------
                                           Return On              BBN              Pro Forma          ROI and BBN
                                           Investment         Acquisition,        Acquisition          Pro Forma
                                          Corporation             Inc.            Adjustments          Sub-total
                                            ("ROI")             ("BBN")               BBN
                                         -------------------------------------------------------------------------
                                         For the three       For the three                           For the three
                                         months ending       months ending                           months ending
                                         September 30,         October 31,                           September 30,
                                              2003                2003                                    2003
                                         -------------------------------------------------------------------------
Revenues
  License Fees                            $  1,821,990        $         --        $         --        $  1,821,990
  Support and Update Services                  477,262                  --                                 477,262
  Consulting Fees                               64,738                  --                                  64,738
  Advertising Revenue                                               64,233                                  64,233
                                          ------------        ------------        ------------        ------------
Total Revenues                               2,363,990              64,233                               2,428,223
                                          ------------        ------------        ------------        ------------

Total Cost of Sales                                 --              54,687                                  54,687
                                          ------------        ------------        ------------        ------------
Operating Expenses
  General and Administrative                 1,637,465             252,135                               1,889,600
  Sales and Marketing                          362,343              39,779                                 402,122
  Research and Development                     284,409              47,790                                 332,199
  Depreciation and Amortization                352,728               3,613              10,000 G           366,341
                                          ------------        ------------        ------------        ------------

Total Operating Expenses                     2,636,945             343,317              10,000 G         2,990,262
                                          ------------        ------------        ------------        ------------
Operating Loss                               (272,955)           (333,771)            (10,000) G         (616,726)
                                          ------------        ------------        ------------        ------------

  Net Interest Expense (Income)                 83,775               1,392                                  85,167
                                          ------------        ------------        ------------        ------------

Net Loss                                  $  (356,730)        $  (335,163)        $   (10,000) G      $  (701,893)
                                          ============        ============        ============        ============

Basic and Diluted Loss per
Common Share                              $     (0.03)                                                $     (0.06)
                                          ============                                                ============

Basic and Diluted Weighted -
Average Common Shares
Outstanding                                 11,323,494                                 750,000 I        12,073,494
                                          ============                            ============        ============

                                         -----------------------------------------------------
                                          Construction         Pro Forma          Return On
                                         Yellow Pages,        Acquisition        Investment
                                              LLC.            Adjustments        Corporation
                                            ("CYP")               CYP             Pro Forma
                                         -----------------------------------------------------
                                         For the three                           For the three
                                         months ending                           months ending
                                         September 30,                           September 30,
                                              2003                                    2003
                                         -----------------------------------------------------
Revenues
  License Fees                            $         --        $         --        $  1,821,990
  Support and Update Services                       --                                 477,262
  Consulting Fees                                   --                                  64,738
  Advertising Revenue                          129,371                                 193,604
                                          ------------        ------------        ------------
Total Revenues                                 129,371                               2,557,594
                                          ------------        ------------        ------------

Total Cost of Sales                            199,907                                 254,594
                                          ------------        ------------        ------------
Operating Expenses
  General and Administrative                    59,317                               1,948,917
  Sales and Marketing                          136,200                                 538,322
  Research and Development                          --                                 332,199
  Depreciation and Amortization                  1,530              18,167 H           386,038
                                          ------------        ------------        ------------

Total Operating Expenses                       197,047              18,167 H         3,205,476
                                          ------------        ------------        ------------
Operating Loss                               (267,583)            (18,167) H         (902,476)
                                          ------------        ------------        ------------

  Net Interest Expense (Income)                     --                                  85,167
                                          ------------        ------------        ------------

Net Loss                                  $  (267,583)        $   (18,167) H      $  (987,643)
                                          ============        ============        ===========

Basic and Diluted Loss per
Common Share                                                                      $     (0.08)
                                                                                  ============

Basic and Diluted Weighted -
Average Common Shares
Outstanding                                                        750,000 I        12,823,494
                                                              ============        ============

                               UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the Year Ending June 30, 2003

                                          -------------------------------------------------------------------------
                                           Return On              BBN               Pro Forma         ROI and BBN
                                           Investment         Acquisition,         Acquisition         Pro Forma
                                          Corporation             Inc.             Adjustments         Sub-total
                                            ("ROI")             ("BBN")                BBN
                                          -------------------------------------------------------------------------
                                          For the Year        For the Year                            For the Year
                                          Ending June         Ending April                          ending June 30,
                                            30, 2003            30, 2003                                  2003
                                          -------------------------------------------------------------------------

Revenues
  License Fees                            $  5,420,108        $         --        $         --        $  5,420,108
  Support and Update Services                1,641,956                  --                               1,641,956
  Consulting Fees                              799,198                  --                                 799,198
  Advertising Revenue                               --             354,059                                 354,059
                                          ------------        ------------        ------------        ------------
Total Revenues                               7,861,262             354,059                               8,215,321
                                          ------------        ------------        ------------        ------------

Total Cost Of Sales                                 --             165,444                                 165,444
                                          ------------        ------------        ------------        ------------
Operating Expenses
  General and Administrative                 5,825,637             518,112                               6,343,749
  Sales and Marketing                        1,828,938             301,042                               2,129,980
  Research and Development                   1,325,531             168,570                               1,494,101
  Depreciation and Amortization              1,697,877              13,114              40,000 G         1,750,991
                                          ------------        ------------        ------------        ------------

Total Operating Expenses                    10,677,983           1,000,838              40,000 G        11,718,821
                                          ------------        ------------        ------------        ------------

Operating Loss                             (2,816,721)           (812,223)            (40,000) G       (3,668,944)
                                          ------------        ------------        ------------        ------------

  Net Interest Expense (Income)                318,454               8,651                                 327,105
                                          ------------        ------------        ------------        ------------

Net Loss                                  $(3,135,175)        $  (820,874)        $   (40,000) G      $(3,996,049)
                                          ============        ============        ============        ============

Basic and Diluted Loss per
Common Share                              $     (0.28)                                                $     (0.33)
                                          ============                                                ============

Basic and Diluted Weighted -
Average Common Shares
Outstanding                                 11,236,535                                 750,000 I        11,986,535
                                          ============                            ============        ============

                                         -------------------------------------------------------
                                           Construction        Pro Forma            Return On
                                          Yellow Pages,       Acquisition           Investment
                                               LLC.           Adjustments          Corporation
                                             ("CYP")                                Pro Forma
                                         -------------------------------------------------------
                                           For the Year                            For the Year
                                         Ending June 30,                         Ending June 30,
                                               2003                                    2003
                                         -------------------------------------------------------
Revenues
  License Fees                            $         --        $         --        $  5,420,108
  Support and Update Services                       --                               1,641,956
  Consulting Fees                                   --                                 799,198
  Advertising Revenue                          170,348                                 524,407
                                          ------------         -----------        ------------
Total Revenues                                 170,348                               8,385,669
                                          ------------         -----------        ------------

Total Cost Of Sales                            358,972                                 524,416
                                          ------------         -----------        ------------
Operating Expenses
  General and Administrative                   346,198                               6,689,947
  Sales and Marketing                          660,722                               2,790,702
  Research and Development                          --                               1,494,101
  Depreciation and Amortization                  4,101              72,666 H         1,827,758
                                          ------------         -----------        ------------

Total Operating Expenses                     1,011,021              72,666 H        12,802,508
                                          ------------         -----------        ------------

Operating Loss                             (1,199,645)            (72,666) H       (4,941,255)
                                          ------------         -----------        ------------

  Net Interest Expense (Income)                     --                                 327,105
                                          ------------         -----------        ------------

Net Loss                                  $(1,199,645)        $   (72,666) H      $(5,268,360)
                                          ============        ============        ============

Basic and Diluted Loss per
Common Share                                                                      $     (0.41)
                                                                                  ============

Basic and Diluted Weighted -
Average Common Shares
Outstanding                                                        750,000 I        12,736,535
                                                              ============        ============

         NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(A) To record the purchase price of BBN for common shares and reflect the initial allocation of purchase price as presented by paragraph 9 of SFAS
     142. To reflect the elimination of the BBN stock, additional paid in capital, and accumulated deficit, and to reflect the issuance of 750,000 shares of ROI common stock.

(B)  Accrue   transaction   costs  of  $69,045  for  BBN  primarily  related  to
     professional service fees.

(C) To record the purchase price of CYP for common shares and reflect the initial allocation of purchase price as presented by paragraph 9 of SFAS
     142. To reflect the elimination of the CYP Membership Deficit and to reflect the issuance of 750,000 shares of ROI common stock.

(D)  Accrue   transaction   costs  of  $39,510  for  CYP  primarily  related  to
     professional service fees

(E) To reclassify Accounts Receivable - Related Party and Accounts Payable - Related Party to Accounts Receivable and Accounts Payable as Related Parties were not related parties of ROI.

(F) To record additional CYP Members Contribution of $250,000 paid subsequent to September 30, 2003, $220,000 of which was paid in cash and $30,000 of which remained owing as a receivable from Nelson-McLean, LLC a Member of CYP.

(G) Represents additional amortization should the determination as to fair value of identifiable intangibles acquired in connection with the BBN Merger (such as an established website) result in the amount of $120,000 to be amortized over a 3 year useful life. This would result in increased amortization expense of $40,000 for the year ended April 30, 2003 and $10,000 for the three months ended October 31, 2003. This assumption is not necessarily indicative of what the fair value of these identifiable intangibles might ultimately be, as this determination has not yet been made.

(H) Represents additional amortization should the determination as to fair value of identifiable intangibles acquired in connection with the CYP Asset Purchase (such as a customer list and data base) result in the amount of $218,000 to be amortized over a 3 year useful life. This would result in increased amortization expense of $72,666 for the year ended June 30, 2003 and $18,166 for the three months ended September 30, 2003. This assumption is not necessarily indicative of what the fair value of these identifiable intangibles might ultimately be, as this determination has not yet been made.

(I) Weighted average shares used to calculate pro forma basic and diluted net loss per share for the period presented is computed using the weighted average number of common stock outstanding for the period presented and the shares that were issued in conjunction with the acquisition of BBN and CYP of 750,000, respectively, as if such issued shares were outstanding as of the beginning of the periods presented.

     (c)  Exhibits

Exhibit No.         Document
-----------         ------------------------------------------------------------

2.1 Agreement and Plan of Merger, dated as of October 29, 2003, by and among the Registrant, Tectonic, BBN, and certain shareholders of BBN (incorporated by reference to Exhibit
                    2.1 filed with the Registrant's Quarterly Report on Form 10-QSB filed on November 13, 2003).

2.2 Asset Purchase Agreement, dated as of October 29, 2003, by and among the Registrant, Tectonic CYP and certain members of CYP (incorporated by reference to Exhibit 2.3 filed with the Registrant's Quarterly Report on Form 10-QSB filed on November 13, 2003).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 2, 2004                RETURN ON INVESTMENT CORPORATION
                                       (Registrant)


                                       By: /s/ Arol R. Wolford
                                           ------------------------------------
                                           Arol R. Wolford
                                           President and Chief Executive Officer